RELEASE

Readers are referred to the cautionary note regarding Forward-Looking Information and Non-GAAP Financial Measures at the end of this Release.

TSX:GWO

Great-West Lifeco reports first quarter 2007 results

Winnipeg, May 3, 2007 ... Great-West Lifeco Inc. (Lifeco) has reported net income attributable to common shareholders of $514 million for the three months ended March 31, 2007 compared to net income of $446 million reported a year ago. On a per share basis, this represents $0.576 per common share for the three months ended March 31, 2007, an increase of 15% compared to $0.501 per common share for 2006.

Lifeco reported earnings growth in all reporting segments, with significant growth in the Company’s European segment.

Highlights

•	Quarterly dividends declared were 25 ½ cents per common share payable June 29, 2007. Dividends paid on common shares for the three months ended March 31, 2007 were 14% higher than a year ago.
•	Earnings per common share for the first quarter of 2007 increased 15% compared to a year ago.
•	Return on common shareholders’ equity was 20.4% for the twelve months ended March 31, 2007.
•	Assets under administration at March 31, 2007 totalled $216.2 billion, up $3.6 billion from December 31, 2006.
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On April 9, 2007, Lifeco announced that its U.S. subsidiary, Great-West Life & Annuity Insurance Company, had entered into an agreement to acquire an 80% majority interest in Benefit Management Corp., whose principal subsidiary is Allegiance Benefit Plan Management, Inc., a Montana-based third-party administrator. The transaction will add nearly 90,000 medical members to Lifeco's Great-West Healthcare division.

Consolidated net income for Lifeco is comprised of the net income of The Great-West Life Assurance Company (Great-West Life), Canada Life Financial Corporation (CLFC), London Life Insurance Company (London Life) and Great-West Life & Annuity Insurance Company (GWL&A), together with Lifeco's corporate results.

CANADA

Net income attributable to common shareholders for the first quarter of 2007 increased 10% to $225 million from $204 million for the first quarter of 2006.

Total sales for the first quarter of 2007 were $2,306 million, compared to $2,129 million for the first quarter of 2006, an increase of 8%.

Total assets under administration at March 31, 2007 were $100.4 billion, up $3.9 billion from December 31, 2006.

UNITED STATES

Net income attributable to common shareholders for the first quarter of 2007 increased 6% to $142 million from $134 million for the first quarter of 2006.

Total sales for the first quarter of 2007 were $1,468 million, compared to $1,229 million in 2006, an increase of 19%. Sales of 401(k) retirement accumulation plans were particularly strong due to the impact of recent acquisitions.

EUROPE

Net income attributable to common shareholders for the first quarter of 2007 increased 32% to $147 million from $111 million for the first quarter of 2006.

Total sales for the first quarter of 2007 were $1,636 million, compared to $1,092 million in 2006, an increase of 50%.

Total assets under administration at March 31, 2007 were $68.2 billion, up $0.3 billion from December 31, 2006.

CORPORATE

Corporate net income for Lifeco attributable to common shareholders was nil for the first quarter of 2007 compared to a net charge of $3 million for the first quarter of 2006.

QUARTERLY DIVIDENDS

At its meeting today, the Board of Directors approved a quarterly dividend of 25 ½ cents per share on the common shares of the Company payable June 29, 2007 to shareholders of record at the close of business June 1, 2007.

In addition, the Directors approved quarterly dividends on:

•	Series D First Preferred Shares of $0.293750 per share;
•	Series E First Preferred Shares of $0.30 per share;
•	Series F First Preferred Shares of $0.36875 per share;
•	Series G First Preferred Shares of $0.325 per share;
•	Series H First Preferred Shares of $0.30313 per share; and
•	Series I First Preferred Shares of $0.28125 per share;

all payable June 29, 2007 to shareholders of record at the close of business June 1, 2007.

For purposes of the Income Tax Act (Canada), and any similar provincial legislation, the dividends referred to above are eligible dividends.

GREAT-WEST LIFECO

Great-West Lifeco Inc. (TSX:GWO) is a financial services holding company with interests in the life insurance, health insurance, retirement savings, and reinsurance businesses. The Company has operations in Canada, the United States and Europe through The Great-West Life Assurance Company, London Life Insurance Company, The Canada Life Assurance Company and Great-West Life & Annuity Insurance Company. Lifeco and its companies have over $216 billion in assets under administration. Great-West Lifeco is a member of the Power Financial Corporation group of companies.

Cautionary note regarding Forward-Looking Information

This release contains forward-looking statements about the Company, including its business operations, strategy and expected financial performance and condition. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, or include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” or negative versions thereof and similar expressions. In addition, any statement that may be made concerning future financial performance (including revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Company action, including statements made with respect to expected benefits of the transaction with Benefit Management Corp., are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are inherently subject to, among other things, risks, uncertainties and assumptions about the Company, economic factors and the financial services industry generally, including the insurance and mutual fund industries. They are not guarantees of future performance, and actual events and results could differ materially from those expressed or implied by forward-looking statements made by the Company due to, but not limited to, important factors such as sales levels, premium income, fee income, expense levels, mortality experience, morbidity experience, policy lapse rates and taxes, as well as general economic, political and market factors in North America and internationally, interest and foreign exchange rates, global equity and capital markets, business competition, technological change, changes in government regulations, unexpected judicial or regulatory proceedings, catastrophic events, and the Company's ability to complete strategic transactions and integrate acquisitions. The reader is cautioned that the foregoing list of important factors is not exhaustive, and there may be other factors listed in other filings with securities regulators, including factors set out under “Risk Management and Control Practices” in the Company’s Management’s Discussion and Analysis, which, along with other filings, is available for review at www.sedar.com. The reader is also cautioned to consider these and other factors carefully and to not place undue reliance on forward-looking statements. Other than as specifically required by applicable law, the Company has no specific intention to update any forward-looking statements whether as a result of new information, future events or otherwise.

Cautionary note regarding Non-GAAP Financial Measures

This release contains non-GAAP financial measures. Terms by which non-GAAP financial measures are identified include but are not limited to “adjusted net income”, “earnings before adjustments”, “net income before adjustments” and other similar expressions. Non-GAAP financial measures are used to provide management and investors with additional measures of performance. However, non-GAAP financial measures do not have standard meanings prescribed by GAAP and are not directly comparable to similar measures used by other companies. Please refer to the appropriate reconciliations of these non-GAAP financial measures to measures prescribed by GAAP.

Further information

Selected financial information is attached.

Great-West Lifeco's first quarter analyst teleconference will be held Thursday, May 3 at 3:00 p.m. (Eastern). The call can be accessed through www.greatwestlifeco.com or by phone, through listen-only lines at:

•	Participants in the Toronto area: 416-641-6130
•	Participants from North America: 1-866-862-3912
•	Participants from Overseas: Dial international access code first, then 800-9559-6849

A replay of the call will be available from May 3, until May 10, 2007, and can be accessed by calling 1-800-408-3053 or 416-695-5800 in Toronto (passcode: 3217093#).

Additional information relating to Lifeco, including the most recent interim unaudited financial statements, interim Management's Discussion and Analysis (MD&A), and CEO/CFO certificates will be filed on SEDAR at www.sedar.com.

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For more information contact:

Marlene Klassen

Director, Media & Public Relations

(204) 946-7705